Exhibit 99.1
Celebrate Express, Inc. Appoints New President and CEO
KIRKLAND, WA—(BUSINESS WIRE)—May 15, 2006—Celebrate Express, Inc. (Nasdaq: BDAY) today announced the appointment of Mr. Kevin Green, a 25 year veteran of direct marketing, e-commerce and general management, as its president and chief executive officer, effective May 15, 2006. Mr. Green will also be joining the Company’s board of directors.
Mr. Green most recently served as the Executive Vice President and Chief Marketing Officer for Lillian Vernon Corporation, an online and catalog specialty retailer of gift, household, Halloween, Christmas, personalized and children’s products, and as the Managing Director of Celebrations by Lillian Vernon®, a new home party plan company. Prior to that Mr. Green served as the President of Lillian Vernon Corporation from 2000 until 2003 when the public company was sold and taken private. In all, Mr. Green served 16 years with Lillian Vernon Corporation, helping to lead its transformation to a multi-title, multi-channel catalog and Internet business and to leverage its brand equity in the home party plan business. Prior to that, he held progressively senior direct marketing positions with Doubleday Book & Music Clubs (now Bookspan) and Better Homes and Gardens Book Clubs.
In commenting on his new role, Mr. Green said “I am very excited to have the opportunity to lead a strong, well-positioned organization like Celebrate Express to even greater levels of success. I look forward to working with the board and with every Celebrate Express employee, as we drive ahead to realize the maximum potential of this powerful business model. My mission for the coming year is to further build the senior management team, fully utilize the new fulfillment technology in the distribution center and quickly begin to build upon the considerable brand, customer and merchandising assets.”
Jean Reynolds, Celebrate Express’ Lead Independent Director stated, “We are excited to have Mr. Green join us as our new president and chief executive officer. He brings extensive experience in business-to-consumer e-commerce, building consumer brands and in the young family market. I am excited about the future of this business with the caliber of leadership Kevin brings to us.”
Forward-Looking Statements
This press release contains forward-looking statements, including, without limitation, all statements related to plans, future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Our actual results and timing of events could differ materially, including demand for our products, our ability to manage our costs and fulfill orders, competition from other retailers, the strength of our brands, and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which reflect only an analysis and speak only as of the date of this press release. Celebrate Express undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
About Celebrate Express, Inc.
Celebrate Express is a leading e-commerce provider of celebration products. The Company currently operates three business to consumer brands: Birthday Express, which markets children’s party products; Storybook Heirlooms, which offers girls’ special occasion and specialty apparel; and Costume Express, which markets costumes and matching accessories. The Company utilizes its branded Web sites, BirthdayExpress.com, Storybook.com and CostumeExpress.com, complemented by branded catalogs to offer products as complete coordinated solutions. The Company’s goal is to help families celebrate the special moments in their lives. For more information, please visit www.CelebrateExpress.com.
CONTACT: Celebrate Express, Inc.
Darin White (Investor Relations)
425-250-1064 x186
Invest@celebrateexpress.com
Katie Manning (Media Relations)
425-250-1064 x136
katiem@celebrateexpress.com